UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 2008

PREMIER WEALTH MANAGEMENT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2008 the Company received notice of a default judgment (the “Judgment”) entered against it as of July 11, 2008, by Protrust Financial Services Group, S.A. (“Protrust”) in the amount of $1,986,681.85 (the “Judgment Amount”), in the High Court of Justice, Queen’s Bench Division, Commercial Court, Royal Courts of Justice in London, United Kingdom. The Judgment related to remaining payments payable to Protrust as it relates to a Settlement Agreement entered into as of October 22, 2007, relating to a default under a $3,000,000 Promissory Note dated August 4, 2006 and due August 4, 2007 (the “Promissory Note”) which was issued by the Company as a purchase money note as part of the consideration for our acquisition of Master Trust S.A. (formerly a subsidiary of Protrust). (See also Current Report on Form 8-K dated October 22, 2007, for additional information relating to this debt and judgment, the provisions of which including the exhibits, are incorporated by reference herein.).

The Judgment obligates the Company to pay the Judgment Amount, plus 1,530 (UK Sterling) in costs. The Company does not have any assets located in the United Kingdom, where the judgment is entered, however, Protrust may seek to enforce the judgment against the Company's assets located elsewhere.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 25, 2008	PREMIER WEALTH MANAGEMENT, INC.
(Registrant)

	By:	/s/ Nigel Gregg
Nigel Gregg
Chief Executive Officer